UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On May 23, 2022, the Board of Directors of HomeTrust Bancshares, Inc. (the “Company”), entered into an amended and restated employment and transition agreement with Dana L. Stonestreet, its Chairman and Chief Executive Officer (the “Transition Agreement”), as well as an Amendment No. 4 to the employment agreement between the Company and C. Hunter Westbrook, President of the Company and President and Chief Executive Officer of HomeTrust Bank (the “Bank”).

Mr. Stonestreet has been with the Bank for 33 years and as Chairman and CEO of the Company since November 2013. Mr. Westbrook was hired in 2012, at the time of the Bank's stock conversion, to be an integral part of deploying the $220 million of capital raised to transition the HomeTrust business model to a full-service commercial bank while expanding into high-growth Metro markets. Mr. Westbrook’s integral part in executing the vision of the Company led to his previous three promotions and addition to the Board of Directors over the past four years. Mr. Westbrook’s promotion to CEO of the Company, effective September 1, 2022, is the culmination of an ongoing succession plan that Mr. Stonestreet has coordinated with the Board of Directors in preparation for Mr. Stonestreet’s future retirement.

“Hunter Westbrook is one of the strongest and most capable leaders in the community banking industry and the Board and I are grateful to pass the torch to such a qualified and proven leader,” said Mr. Stonestreet. “Our employees, customers, communities and shareholders will have a bright future under his leadership.”

The Transition Agreement provides for (a) the transition of Mr. Stonestreet to Executive Chairman of the Company and HomeTrust Bank (the “Bank”) effective September 1, 2022, (b) the voluntary relinquishment of Mr. Stonestreet’s title as Chief Executive Officer of the Company effective September 1, 2022 as part of his transition toward retirement, (c) a decrease in Mr. Stonestreet’s salary to $420,000 effective September 1, 2022 to reflect his reduced responsibilities, (d) the retirement of Mr. Stonestreet as Executive Chairman and a director of the Company and the Bank effective as of the date of the Company’s 2023 annual meeting of shareholders or such earlier date as may be mutually agreed to by the parties (the “Separation Date”); and (e) the appointment of Mr. Stonestreet as a director emeritus of the Company effective immediately following the Separation Date.

The Transition Agreement provides that if Mr. Stonestreet remains employed as Executive Chairman of both the Company and the Bank until his Separation Date, then he will receive a separation payment equal to (a) the amount of Cash Compensation (as defined in the Transition Agreement) that would have been paid to him pursuant to Section 7(a)(i) of his Agreement as if he had experienced an Involuntary Termination on September 1, 2022, minus (b) the sum of the salary and any cash bonus paid to him after August 31, 2022, including any amounts deferred by him and excluding any bonus for services performed during the fiscal year ending June 30, 2022, with the separation payment payable in monthly installments through August 2024. In addition to the above separation payment, if Mr. Stonestreet remains employed as Executive Chairman of both the Company and the Bank until his Separation Date, Mr. Stonestreet and his wife will have their Medicare premiums, as well as other insurance benefits, paid by the Company or the Bank through August 31, 2024.

The Transition Agreement retains the provisions governing an involuntary termination of employment, death or disability prior to the Separation Date, except as set forth below. If Mr. Stonestreet’s employment is involuntarily terminated outside of a change in control prior to the Separation Date, he will receive a cash payment equal to the greater of (A) his Cash Compensation until the expiration of the remaining term of the Agreement or (B) the above-described separation payment until the expiration of the remaining term of the Agreement. The remaining term of the Transition Agreement was changed from September 11, 2024 to August 31, 2024. In addition, if Mr. Stonestreet dies outside of a change in control prior to his Separation Date, his estate or beneficiary will receive a lump sum payment equal to his Cash Compensation for the remaining term of his agreement, minus the proceeds of any life insurance plan or policy from the Company or the Bank covering Mr. Stonestreet.

The amendment to Mr. Westbrook’s employment agreement provides for (a) his promotion to President and Chief Executive Officer of the Company effective September 1, 2022, and (b) an increase in his salary to $550,000 effective September 1, 2022. Mr. Westbrook will also continue to serve as President and Chief Executive Officer of the Bank.

In addition, on May 23, 2022, the Board of Directors of the Bank adopted an amendment to its Executive Medical Care Plan (the “EMCP”). The amendment to the EMCP (a) changes the earnings crediting rate each year from 5% to 120% of the long-term applicable federal rate (“AFR”) compounded annually, as published by the Internal Revenue Service for the last month of the applicable plan year, (b) provides that, for each plan year beginning on or after July 1, 2022, the earnings credit shall only apply to those participants who have not yet had a “Benefit Commencement Date” (as defined in the EMCP) as of the last day of the applicable plan year, and (c) revises the definition of Excess Pre-2005 Amounts to specify that the discount rate to be used in calculating the present value of future premiums shall equal 120% of the AFR for the month in which the present value calculation is made.

The foregoing description of the Transition Agreement, the amendment to Mr. Westbrook’s employment agreement and the amendment to the EMCP is qualified in its entirety by reference to the full text of such amendments, which are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 8.01 Other Events

On May 24, 2022, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the transition of Mr. Stonestreet to Executive Chairman and the promotion of Mr. Westbrook to President and Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1	Amended and Restated Employment and Transition Agreement entered into between HomeTrust Bancshares, Inc. and Dana L. Stonestreet
10.2	Amendment No. 4 dated May 23, 2022, to Amended and Restated Employment Agreement, dated as of September 11, 2018, by and between the Company and C. Hunter Westbrook
10.3	Amendment No. 2 to HomeTrust Bank Defined Contribution Executive Medical Care Plan
99.1	Press release dated May 24, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: May 24, 2022	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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